EXHIBIT 99.1

Jules Ross                                                       Immediately
Vice President, Finance                                         March 29, 2004
(212) 564-3393




New York, NY - Thackeray Corporation reported today the following results of operations:

                                                     Year Ended December 31,

                                                    2003              2002
                                                    ----              ----
Real Estate Revenues                                 $0                $0

Net Loss                                      ($383,000)      ($1,349,000)

Net loss per share of Common Stock               ($0.07)           ($0.26)

Number of shares                               5,107,401         5,107,401


     Thackeray Corporation Common Shares are traded on the Over the Counter Bulletin Board under the symbol THKY.